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                       InteliData Technologies Corporation
                       1998 Chief Executive Officer's Plan
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                                    ARTICLE I

                                   DEFINITIONS

     Terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     1.1  "Administrator" means the Committee.

     1.2 "Affiliate" means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

     1.3 "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of an Option granted to such Participant.

     1.4  "Board" means the Board of Directors of the Company.

     1.5 "Code" means the Internal Revenue Code of 1986, and any amendments thereto.

     1.6  "Committee" means the Compensation Committee of the Board.

     1.7  "Common Stock" means the common stock of the Company.

     1.8  "Company" means InteliData Technologies Corporation.

     1.9 "Employment Agreement" means the Employment Agreement between the Company and the Participant dated as of April 5, 1999.

     1.10 "Option" means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.11 "Participant" means Alfred S. Dominick, Jr.
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     1.12 "Plan" means the InteliData Technologies Corporation 1998 Chief
Executive Officer's Plan.

     1.13 "Stock  Award"  means Common Stock  awarded to the  Participant  under
Article VI.

     1.14 "Termination Event" shall have the meaning set forth in Article VIII.

                                   ARTICLE II
                                    PURPOSES

     The Plan is intended to induce the Participant to become an employee of the Company by enabling the Participant to participate in the future success of the Company and its Affiliates and to associate his interests with those of the Company and its shareholders. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.
                                   ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Administrator. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations
pertaining  to  the   administration   of  the  Plan;  and  to  make  all  other
determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option or Stock Award. All expenses of administering this Plan shall be borne by the Company.


                                   ARTICLE IV
                              STOCK SUBJECT TO PLAN

     4.1  Shares Issued.  Upon the award of shares of Common Stock pursuant to
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a Stock Award,  the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

     4.2  Aggregate  Limit. The maximum aggregate number of shares of Common
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Stock that may be issued under this Plan  pursuant to the exercise of Options is
1,200,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards is 200,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VII.

                                    ARTICLE V
                                     OPTIONS

     5.1  Award.  The Administrator will specify the number of shares of Common
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Stock to be covered by an award of an Option.

     5.2  Option Price.   The price per share for Common Stock purchased on the
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exercise of an Option shall be determined by the Administrator on the date of grant

     5.3  Payment. Unless otherwise  provided by the Agreement,  payment of the
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Option  price  shall  be made in cash  or a cash  equivalent  acceptable  to the
Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the fair market value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

                                   ARTICLE VI
                                  STOCK AWARDS

     The Administrator may grant a Stock Award to the Participant and such award shall specify the number of shares of Common Stock covered by the Stock Award; provided, however, that the Participant may not receive Stock Awards for more than 200,000 shares of Common Stock.

                                   ARTICLE VII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options and Stock Awards may be granted under this Plan, the terms of outstanding Stock Awards and Options, and the per individual limitations on the number of shares or for which Stock Awards and Options may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VII by the Committee shall be final and conclusive.

                                  ARTICLE VIII
                           Effect of Change Of Control

     In the event of termination of Participant's employment within one (1) year following a Change in Control (as defined in the Employment Agreement) either by the Company other than for Cause (as defined in the Employment Agreement) or by Participant for Good Reason (as defined in the Employment Agreement) (each, a "Termination Event"), the entire Option shall become immediately exercisable through the earlier of (i) the second anniversary of the Termination Date or
(ii) the Expiration Date, and the Common Stock issuable upon exercise of the Option shall be subject to adjustment in accordance with Article VII hereof in the event of any changes affecting the Common Stock as a result of such Change in Control.

     In the event that any payment to the Participant under this Article VIII is subject to any federal or state excise tax, the Company shall pay to such Participant an additional amount equal to any such excise tax imposed, pursuant to terms of the Employment Agreement.

     Notwithstanding anything to the contrary set forth in the Agreement, the provisions of this Article VIII shall not apply to the Participant if, prior to
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the date on which a Change in Control  takes place (i) the Option ceases to vest for any of the reasons set forth in Section 5(b) of the Agreement, or (ii) the Participant ceases to serve in his current position within the group that is of equal or greater responsibility that the position held by the Participant as of the Grant Date as may be reasonably determined by the Committee. Otherwise, the provisions of this Article VIII shall apply to Participant.
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                                   ARTICLE IX
                                    AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without the Participant's consent, adversely affect any rights of such Participant under any Stock Award or Option outstanding at the time such amendment is made.